UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
 ____________________________________________________________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Exicure, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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________________________________
Exicure, Inc.
2430 N. Halsted Street
Chicago, Illinois 60614

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, AUGUST 15, 2024
________________________________
To the stockholders of Exicure, Inc.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Exicure, Inc., a Delaware corporation (the “Company”), will be held virtually and exclusively online via a live audio-only webcast on Thursday, August 15, 2024, at 9:00 a.m. Central Time. The Special Meeting is being held for the following purpose:
1.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of the Board of Directors; and
2.To conduct any other business properly brought before the Special Meeting or any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
You will be able to attend the Special Meeting online, submit your questions during the Special Meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/XCUR2024SM. Because the Special Meeting is being conducted electronically, you will not be able to attend the Special Meeting in person.
The record date for the Special Meeting is July 26, 2024. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournments or postponements thereof. To participate in and vote at the Special Meeting, stockholders will need the unique 16-digit control number (printed in the box marked by the arrow) in their proxy card. A list of stockholders as of the record date will be accessible electronically during the Special Meeting at www.virtualshareholdermeeting.com/XCUR2024SM when you enter your 16-digit control number.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 15, 2024:
This Notice and the Proxy Statement are available at www.virtualshareholdermeeting.com/XCUR2024SM.

Your vote is very important. Whether or not you attend the Special Meeting virtually, it is important that your shares be represented. You may vote your proxy by telephone or through the Internet, or by completing and returning the proxy card mailed to you. Voting instructions are provided in the accompanying Proxy Statement. If you participate virtually in the Special Meeting, you may vote at that time, even if you previously submitted your vote. Even if you plan to participate in the Special Meeting, we urge you to vote as soon as possible over the Internet, by telephone or by mail as described in the Proxy Statement.

By Order of the Board of Directors,

_/s/_Paul Kang__________________
Paul Kang
Chief Executive Officer and President

Chicago, Illinois
July 30, 2024

________________________________
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 15, 2024
________________________________
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
Why am I receiving these materials?
We are providing you with these proxy materials because the Board of Directors (the “Board of Directors” or “Board”) of Exicure, Inc. (“Exicure,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at a Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements thereof. The Special Meeting will be held on Thursday, August 15, 2024, at 9:00 a.m. Central Time virtually and exclusively online via live audio-only webcast at www.virtualshareholdermeeting.com/XCUR2024SM. These proxy materials are first being distributed or otherwise sent to stockholders on or about July 30, 2024.
Why are you holding a virtual Special Meeting?
The Special Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Special Meeting so they can ask questions of our Board or management. Just as we did during our in-person meetings and this year’s annual meeting, during the live Q&A session of the Special Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Special Meeting, as time permits.
How do I attend the Special Meeting?
The Special Meeting is being held in a virtual-only format this year; you cannot attend the Special Meeting physically. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. The Special Meeting will be held on Thursday, August 15, 2024, at 9:00 a.m., Central Time in a virtual meeting format only, live via the Internet at www.virtualshareholdermeeting.com/XCUR2024SM. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Central Time, and you should allow ample time for the check-in procedures. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
In order to enter the Special Meeting virtually, you will need the unique 16-digit control number, which is included on your proxy card if you are a stockholder of record of the shares, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or nominee if you are the beneficial owner of the shares held in “street name.”
What if I have technical difficulties during the check-in time or during the Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast for the Special Meeting. Please be sure to check in by 8:30 a.m. Central Time on August 15, 2024, the day of the Special Meeting, so we may address any technical difficulties before the live audio webcast for the Special Meeting begins.

The platform we are using for the live audio webcast for the Special Meeting will require a software installation or the ability to run a temporary application in order for you to join the live audio webcast for the Special Meeting.
What if I cannot virtually attend the Special Meeting?
You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Special Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Special Meeting.
What am I being asked to vote on?
There following matters is scheduled for a vote:
1.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of the Board of Directors (the “Reverse Split Proposal”); and
2.To conduct any other business properly brought before the Special Meeting or any adjournments or postponements thereof.
What is our voting recommendation?
Our Board of Directors recommends that you vote your shares ‘FOR” the Reverse Split Proposal.
Will other matters be voted on at the Special Meeting?
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on July 26, 2024 will be entitled to vote at the Special Meeting. On this record date, there were 8,651,148 shares of common stock outstanding that will be entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on July 26, 2024, your shares are registered directly in your name with our transfer agent, Equiniti, LLC (FKA American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote electronically over the Internet during the Special Meeting or vote by proxy. Even if you plan to attend the virtual Special Meeting, we urge you to submit your proxy in advance on the Internet, by phone or by proxy by mail, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on July 26, 2024, your shares are held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the proxy materials and a voting instruction form are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Although we believe that the Reverse Split Proposal would generally considered routine proposals on which brokerage firms, banks or other agents would typically be to exercise discretionary voting without your voting instructions, due to the short period of time between the distribution of these proxy materials and the Special Meeting date, they may not be able to do so in this case. Therefore, if you wish to have your vote recorded, it is important that you provide your voting instructions.

You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically over the Internet at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How do I vote?
You may vote “FOR”, “AGAINST” or “ABSTAIN” on the Reverse Split Proposal.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of July 26, 2024, you may vote by Internet during the Special Meeting. You may also vote by proxy over the Internet or by phone by following the instructions provided below and on your proxy card or you may vote your proxy card by mail. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting virtually and vote electronically at the Special Meeting if you have already voted by proxy. You may vote as follows:
•To vote through the Internet during the Special Meeting, please visit www.virtualshareholdermeeting.com/XCUR2024SM and have available the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
•To vote by proxy through the Internet before the Special Meeting, please visit www.proxyvote.com and follow the instructions provided on the proxy card. You will be asked to provide the control number from your proxy card and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on August 14, 2024 to be counted.
•To vote by proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on August 14, 2024 to be counted.
•To vote by proxy by mail, complete, sign and date the proxy card enclosed with these proxy materials (or request a paper copy of these proxy materials if you did not receive one) and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received these proxy materials and a voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote electronically at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
You have one vote for each share of common stock you owned as of the close of business on July 26, 2024.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing and returning a proxy card by mail or voting electronically at the Special Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the Reverse Split Proposal. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to return a voting instruction form from the organization that holds your shares by following the instructions included on that form regarding how to instruct the organization to vote your shares.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
The Company believes that the Reverse Split Proposal would generally be considered a “routine” matter under applicable rules. Accordingly, we believe your broker, bank, or other holder of record typically would have discretion to vote your shares on these proposals if you do not provide voting instructions. However, due to the short period of time between the distribution of these proxy materials and the Special Meeting date, they may not be able to do so in this case.
Therefore, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer or at all, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve the Reverse Split Proposal?
The Reverse Split Proposal will be considered approved if “FOR” votes exceed “AGAINST” votes validly cast at the Special Meeting. Abstentions and broker non-votes (if any) will have no effect on the outcome of these proposals.
Can I revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).
•You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Exicure, Inc., 2430 N. Halsted Street, Chicago, Illinois 60614.
•You may attend the Special Meeting virtually and vote electronically. Simply attending the Special Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Special Meeting virtually, we recommend that you also submit your proxy by mail, by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Special Meeting.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What is the quorum requirement?

A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person, by remote communication or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On July 26, 2024, there were 8,651,148 shares of common stock outstanding and entitled to vote. Thus, the holders of more than 4,325,574 shares must be present in person or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent) or if you virtually attend the Special Meeting and vote by Internet during the Special Meeting by visiting www.virtualshareholdermeeting.com/XCUR2024SM. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Special Meeting or the holders of a majority of shares present at the meeting in person, by remote communication or represented by proxy may adjourn the meeting to another date.
Who will serve as inspector of elections?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.
Who is paying for this proxy solicitation?
We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily through the distribution of these proxy materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each set of proxy materials to ensure that all of your shares are voted.
Can I elect to receive electronic delivery of the Company’s proxy materials?
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days following the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

REVERSE STOCK SPLIT PROPOSAL
General
Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and thereby, authorize our Board of Directors, if in their judgment it is necessary, to select and file one such amendment to effect a reverse stock split of our outstanding shares of common stock. Holders of our common stock are being asked to approve a series of alternate amendments to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of our Board of Directors. Pursuant to the law of the State of Delaware, our state of incorporation, if our Board of Directors adopts any amendment to our Certificate of Incorporation, the amendment must be submitted to our stockholders for their approval. The form of proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Annex A to this Proxy Statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable to effect the proposed amendment of our Certificate of Incorporation.
By approving this proposal, stockholders will approve a series of alternate amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including 2 and 15 would be combined into one share of our common stock, and authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors. Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified exchange ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and the best interests of our stockholders. Our Board of Directors may effect only one reverse stock split as a result of this authorization. Our Board of Directors may also elect not to effect any reverse split. Our Board of Directors’ decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The Nasdaq Capital Market (“Nasdaq”). Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if our Board of Directors does not deem it to be in our best interests and the best interests of our stockholders. The reverse split will take effect, if at all, after it is approved by our stockholders, is deemed by the Board of Directors to be in our best interests and the best interests of our stockholders, and after filing the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.
Background
Our common stock is currently listed on Nasdaq. In order for our common stock to continue to be listed on Nasdaq, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, our common stock must have a minimum bid price of at least $1.00 per share. If we are unable to meet the Nasdaq requirements, our common stock may be delisted and trade in over-the-counter markets.
Under Nasdaq’s listing standards, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive business days during the applicable grace period following notification by Nasdaq, Nasdaq may delist our common stock from trading. If a delisting from Nasdaq were to occur, our common stock would trade in over-the-counter markets. Such markets are generally considered to be less efficient markets and not as broad as Nasdaq.
On September 13, 2023, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq minimum bid price requirement. We were provided 180 calendar days by Nasdaq to regain compliance with this requirement, or until March 11, 2024. Subsequently, Nasdaq provided us with a subsequent 180 calendar days to regain compliance, or until September 9, 2024. On July 9, 2024, as part of our appeal of a Nasdaq staff delisting determination related to other compliance deficiencies before the Nasdaq hearings panel, we requested until September 16, 2024 to evidence compliance with the bid price requirement. We are awaiting the decision of the hearings panel, but if granted, we do not expect any further extensions.

Our Board of Directors adopted resolutions, subject to approval by our stockholders, to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of our Board of Directors. These resolutions were approved as a means of increasing the price of our common stock above $1.00, which is required for continued listing on Nasdaq.
Purpose and Material Effects of Proposed Reverse Split
We believe that the reverse split will improve the price level of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. We also believe that the higher share price could help generate interest in us among investors. Furthermore, we believe that maintaining our Nasdaq listing may provide us with a broader market for our common stock.
However, the effect of the reverse split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the reverse split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse split. The market price per post-reverse split share may not either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq. The market price of our common stock may also be based on our performance, financial condition and other factors, some of which may be unrelated to the number of shares outstanding. Given our currently limited operations, the transitional status of our business and uncertainty as to future strategy following the wind-down of our historical biotechnology operations and our substantial need for additional funding in the very near term, we may be at particular risk of our stock price not rising in proportion to the reverse split or not maintaining a higher stock price even if it initially rises in proportion to the reverse split.
In June 2022, we effected a 1-for-30 reverse stock split in order to regain compliance with Nasdaq’s minimum bid price requirement. Although we regained compliance at the time, our stock price subsequently declined substantially and we fell out of compliance with the bid price requirement. We cannot provide any assurance that a similar result will not occur.
The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustment due to the additional share fraction that will need to be issued as a result of the treatment of fractional shares.
The principal effect of the reverse split will be that (i) the number of shares of common stock issued and outstanding will be reduced to a number of shares between and including one-2 to one-15, as the case may be based on the ratio for the reverse stock split as determined by our Board of Directors, of the number of shares outstanding on the date of the reverse stock split, (ii) all outstanding equity awards will be proportionally adjusted, and (iii) the number of shares reserved for issuance pursuant to our 2017 Equity Incentive Plan will be reduced proportionally.
The following table contains approximate information, based on share information as of July 26, 2024 (the record date for the Special Meeting), relating to our outstanding common stock based on selected proposed reverse stock split ratios within the range of reverse stock split ratios to be authorized by our stockholders, without giving effect to the treatment of fractional shares:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-reverse stock split	200,000,000	8,651,148	581,106	190,767,746
Post-reverse stock split 1 : 2	200,000,000	4,325,574	290,553	195,383,873
Post-reverse stock split 1 : 4	200,000,000	2,162,787	145,277	197,691,936
Post-reverse stock split 1 : 8	200,000,000	1,081,394	72,639	198,845,967
Post-reverse stock split 1 : 15	200,000,000	576,744	38,741	199,384,515

The reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-fifteenth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board of Directors, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.
The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.
Because our authorized common stock will not be reduced by the reverse stock split, the overall effect will be an increase in authorized but unissued shares of common stock. These shares may be issued by our Board of Directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock. As we have disclosed, we have substantial need for additional capital in the very near term and could engage in transactions involving significant issuances of additional shares.
While our Board of Directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, our Board of Directors is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control the Company. The reverse stock split is not being recommended by our Board of Directors as part of an anti-takeover strategy.
Certain Effects of the Reverse Split
Stockholders should recognize that if the reverse split is effectuated, they will own fewer shares than they presently own. The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Consequently, the reverse split may not achieve the desired results that have been outlined above.
Procedure for Effecting Reverse Split and Exchange of Stock Certificates
If the reverse split is approved by our stockholders, the reverse stock split would become effective at such time as it is deemed by our Board of Directors to be in our best interests and the best interests of our stockholders and we file the amendment to our Certificate of Incorporation with the Secretary of State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board of Directors has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment. By itself, the reverse stock split will not have any impact on the market in which our common stock is traded; however, our common stock would be identified with a new CUSIP number following any reverse stock split.
Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they automatically will receive, at their address of record, a transaction statement indicating the number of post-split shares held following the effective date.
Stockholders who hold their shares through a bank, broker or other nominee will generally be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the proposed reverse split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the proposed reverse split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of Common Stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the proposed reverse split with respect to their shares

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.
Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Fractional Shares
Stockholders will not receive fractional shares of Common Stock in connection with the reverse stock split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share.
Criteria to be used for Decision to Apply the Reverse Stock Split
In the event that approval for the reverse stock split is obtained, our Board of Directors will be authorized to proceed with the reverse split. If our stock closes at a bid price equal to or greater than $1.00 for at least ten business days and we regain compliance with Nasdaq’s minimum bid price rule, our Board of Directors may delay its decision to execute the reverse stock split. In that case, if at any time during the twelve month period following the Special Meeting the stock price falls below $1.00 for a 30 day period and therefore fails to comply with the applicable Nasdaq minimum listing requirements, then the reverse stock split may be executed as a cure for this condition.
No Dissenter’s Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to our proposed amendment to our Certificate of Incorporation to effect the reverse split and we will not independently provide our stockholders with any such right.
U.S. Federal Income Tax Consequences of the Reverse Split
The following is a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of the Common Stock and does not purport to be a complete discussion of all possible tax consequences. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules such as financial institutions; tax-exempt organizations; insurance companies; dealers in securities; holders subject to the alternative minimum tax; regulated investment companies or real estate investment trusts; partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; persons holding Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; persons who acquire shares of Common Stock in connection with employment or other performance of services; persons who hold Common Stock as qualified small business stock within the meaning of Section 1202 of the Code; U.S. expatriates and foreign stockholders. The following summary is based on the provisions of the Internal Revenue Code (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the proposed reverse split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the proposed reverse split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
The federal income tax consequences of the proposed reverse split to a stockholder may depend upon whether such stockholder receives solely a reduced number of shares of Common Stock in exchange for its old shares of Common Stock or whether such stockholder also receives an additional fraction of a share of Common Stock (a “Round-Up Fractional Share”) as is necessary to increase the fractional share the shareholder would have received to a full share.
The Company believes that the proposed reverse split should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code.
Subject to the discussion below addressing the receipt by certain shareholders of a Round-Up Fractional Share, a stockholder should not recognize gain or loss for federal income tax purposes as a result of the proposed reverse split. In the aggregate, such stockholder’s basis in the reduced number of shares of Common Stock (aside from any Round-Up Fractional Share) should equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares should include its holding period in its old shares exchanged therefore.
The federal income tax treatment to stockholders who receive a Round-Up Fractional Share is unclear. The IRS may take the position that the receipt of an additional portion of a share results in a distribution, that it results in gain or that no income or gain is recognized. Any income or gain recognized should not exceed the excess of the fair market value of such full share over the fair market value of the fractional share to which such stockholder was otherwise entitled. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the proposed reverse split.
The Company should not recognize any gain or loss as a result of the proposed reverse split.
The above discussion is solely written in connection with the proposed reverse split and is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties.
Required Vote
To be approved and adopted, this proposal requires that the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE REVERSE SPLIT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2024 by: (i) each of our directors; (ii) each of our named executive officers named in the 2023 Summary Compensation Table from our 2023 and 2024 combined Proxy Statement; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of June 30, 2024 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations are based on 8,651,148 shares outstanding as of June 30, 2024, adjusted as required by rules promulgated by the SEC.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Exicure, Inc., 2430 N. Halsted Street, Chicago, Illinois 60614.

Beneficial Ownership
Beneficial Owner Greater than 5% Stockholders	Number of Shares Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
DGP Co., Ltd. (1)	3,060,000	35.4%
CBI USA, Inc. (1)	818,299	9.5%

Directors and Named Executive Officers
Paul Kang	—	*
Jiyoung Hwang (2)	—	*
Hyuk Joon (Raymond) Ko	—	*
Dongho Lee	—	*
Hojoon Lee (2)	—	*
Minhee Eom	—	*

All directors and executive officers as a group (6 persons) (2)	—	*

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	Based on most recent Schedule 13D amendment filed March 4, 2024. The address of CBI USA is c/o Baker & Hostetler LLP, One North Wacker Drive, Suite 3700, Chicago, IL 60606-2841. The address of DGP is 23, Geurintekeu-ro, Yeonggwang-eup, Yeonggwang-gun, Jeollanam-do, Republic of Korea (57024).
(2)	As a result of Mr. Hojoon Lee’s role as director and/or executive of CBI USA, DGP and the parent company of CBI USA, he may be deemed to beneficially own the shares of common stock held by CBI USA and DGP. In addition, Ms. Hwang, as a director of CBI USA and an executive of the parent company of CBI USA, may be deemed to beneficially own the shares of common stock held by CBI USA. Each of Mr. Lee and Ms. Hwang disclaim beneficial ownership of these shares.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company. Direct your written request to our Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614. Stockholders who currently receive multiple sets of the materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act, certain stockholder proposals may be eligible for inclusion in our 2025 proxy statement. Any such proposal must be submitted in writing by February 10, 2025, (120 calendar days before date of this Proxy Statement) to our Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614. If we change the date of our 2025 Annual Meeting of Stockholders by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in the proxy statement for our 2025 Annual Meeting of Stockholders or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614, no earlier than February 28, 2025 (120 days prior to the first anniversary of our 2024 Annual Meeting) and no later than the close of business on March 30, 2025 (90 days prior to the first anniversary of our 2024 Annual Meeting of Stockholders), which notice must contain the information specified in our bylaws. If we change the date of our 2025 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2024 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2025 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2025 Annual Meeting of Stockholders does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 29, 2025 (or, if the date of the annual meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made). Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws as described above.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Paul Kang
Paul Kang
Chief Executive Officer and President
                                    July 30, 2024
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on June 6, 2024, is available without charge upon request to: Corporate Secretary, c/o Exicure, Inc., at 2430 N. Halsted Street, Chicago, Illinois 60614, or by phone, at (847) 673-1700.

SCAN TO
VIEW MATERIALS & VOTE

EXICURE, INC
2430 N. HALSTED STREET
CHICAGO, IL 60614

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on August 14, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/XCUR2024SM

You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked with the arrow on your proxy card available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on August 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53166-P13434 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXICURE, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Special Meeting will be held in virtual format only.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature PLEASE SIGN WITHIN BOX	Date	Signature (Joint Owners)	Date

Our Special Meeting will be broadcast live on the Internet. To listen to the broadcast, log on to: www.virtualshareholdermeeting.com/XCUR2024SM.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

EXICURE, INC.
Virtual Special Meeting of Stockholders August 15, 2024 9:00 AM CT
This proxy is solicited by the Board of Directors

The undersigned appoint(s) Paul Kang, Jiyoung Hwang and Joshua Miller, or either of them, as proxies, each with the power of substitution and revocation, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of EXICURE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of EXICURE, INC. to be held virtually via live audio-only webcast at 9:00 AM, Central Time, on August 15, 2024 at www.virtualshareholdermeeting.com/XCUR2024SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

ANNEX A – FORM OF CERTIFICATE OF AMENDMENT
Exicure, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:
1.The name of the Corporation is Exicure, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on February 6, 2017 under the original name of the Corporation, Max-1 Acquisition Corporation, and was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 26, 2017 and was further amended by the Certificate of Merger filed with the Secretary of State of the State of Delaware on September 26, 2017. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 15, 2017, and was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 29, 2022 (the “Certificate of Incorporation”).
2.The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Certificate of Incorporation, as follows:
Effective as of the effective time of 5:00 p.m., Eastern Time, on [__], 2024 (the “Effective Time”), each [(__)] shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”). No fractional shares shall be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate or book-entry position that immediately prior to the Effective Time represented shares of Common Stock, shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book-entry position shall have been combined, subject to the treatment of fractional shares as described above.
3.The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.
4.Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
5.This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [__], 2024.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the [__] day of [__], 2024

/s/
Paul Kang
Chief Executive Officer and President